                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of December 5, 2006 (the
"Agreement"), between GlobalOptions Group, Inc., a Nevada corporation (the
"Corporation") and GlobalOptions Group, Inc., a Delaware corporation (the
"Subsidiary").

                                   WITNESSETH:

      WHEREAS, the Subsidiary desires to acquire all the assets, and to assume all of the liabilities and obligations, of the Corporation by means of a merger of the Corporation with and into the Subsidiary, with the Subsidiary being the surviving entity (the "Merger");

      WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Corporation;

      WHEREAS, Section 92A.200 of the Nevada Revised Statutes ("Nevada Law") and
Section 253(c) of the Delaware General Corporation Law (the "DGCL"), authorize the merger of a Nevada corporation into a Delaware corporation;

      WHEREAS, the Subsidiary shall be the surviving entity (the "Surviving
Corporation") and continue its existence as a Delaware corporation; and

      WHEREAS, the stockholders and Board of Directors of the Corporation and the Subsidiary have approved this Agreement and the consummation of the Merger.

      NOW THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.01.  THE MERGER.

      (a) At the Effective Time (as defined below), the Corporation shall be merged with and into the Subsidiary, the separate existence of the Corporation shall cease and the Surviving Corporation shall be the surviving entity and continue its existence as a Delaware corporation.

      (b) The Merger shall become effective on the date that a Certificate of
Ownership and Merger with respect to the Merger, substantially in the form attached hereto as EXHIBIT 1, is accepted for filing by the Office of the
Secretary of State of Delaware and Articles of Merger with respect to the
Merger, substantially in the form attached hereto as EXHIBIT 2, is accepted for filing by the Office of the Secretary of the State of Nevada (the "Effective
Time") and all other filings or recordings required by Nevada Law and the DGCL in connection with the Merger are made.

      SECTION 1.02.  MERGER CONSIDERATION.

      (a) COMMON AND PREFERRED STOCK. At the Effective Time, by virtue of the
Merger, (i) each share of common stock, par value $0.001 per share of the
Corporation ("Corporation Common Stock") which shall be issued and outstanding immediately prior to the Effective Time shall be converted into one (1) issued and outstanding shares of common stock, par value $0.001 per share of the
Surviving Corporation ("Surviving Corporation Common Stock"), (ii) each share of
Series A Convertible Preferred Stock, par value $0.001 per share of the
Corporation ("Corporation Series A Convertible Preferred Stock") which shall be issued and outstanding immediately prior to the Effective Time shall be converted into one (1) issued and outstanding shares of Series A Convertible
Preferred Stock, par value $0.001 per share of the Surviving Corporation
("Surviving Corporation Series A Preferred Stock") and (iii) each share of
Series B Convertible Preferred Stock, par value $0.001 per share of the
Corporation ("Corporation Series B Convertible Preferred Stock" and with the
Corporation Series A Convertible Preferred Stock and the Corporation Common
Stock, the "Parent Shares") which shall be issued and outstanding immediately prior to the Effective Time shall be converted into one (1) issued and outstanding shares of Series B Convertible Preferred Stock, par value $0.001 per shares of the Surviving Corporation ("Surviving Corporation Series B Preferred
Stock").

      (b) WARRANTS AND OPTIONS At the Effective Time, by virtue of the Merger, the right to acquire any shares of Corporation Common Stock under any outstanding warrant or option of the Corporation shall be converted into the right to receive such same number of shares of Surviving Corporation Common
Stock specified in such warrant or option at the exercise price per share stated
in such warrant or option of the Corporation. At the Effective Time, by virtue of the Merger, obligations to issue such shares of Corporation Common Stock upon satisfaction of any and all conditions or agreements affecting such issuance by the holder thereof or the Corporation (including, without limitation, any vesting conditions or other restrictions and the obligation to register such shares under the Securities Act of 1933, as amended, if any) shall expressly be assumed by the Surviving Corporation as its obligation.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

      SECTION 2.01. BY-LAWS; CERTIFICATE OF INCORPORATION. The Certificate of
Incorporation of the Subsidiary, as in effect immediately prior to the Effective
Time, shall be the Certificate of Incorporation of the Surviving Corporation
unless and until thereafter amended in accordance with its terms and applicable law. The Series A Convertible Preferred Stock Certificate of Designations and
the Series B Convertible Preferred Stock Certificate of Designations of the
Subsidiary, as in effect immediately prior to the Effective Time, shall be the
Series A Convertible Preferred Stock Certificate of Designations and the Series
B Convertible Preferred Stock Certificate of Designations of the Surviving
Corporation unless and until thereafter amended in accordance with their terms and applicable law. The By-laws of the Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation unless and until thereafter amended in accordance with applicable law.

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      SECTION 2.02. NAME. At the Effective Time the name of the Surviving
Corporation shall be GlobalOptions Group, Inc.

      SECTION 2.03. DIRECTORS AND OFFICERS. The directors and officers of the
Corporation immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the By-laws of the Surviving
Corporation.

                                   ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

      SECTION 3.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time,
the Subsidiary shall continue in existence as the Surviving Corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Corporation, and all of the assets and property of whatever kind and character of the Corporation shall vest in the Surviving Corporation without further act or deed; thereafter, the Surviving Corporation, shall be liable for all of the liabilities and obligations of the Corporation, and any claim or judgment against the Corporation may be enforced against the Surviving
Corporation in accordance with Section 92A.200 of the Nevada Law and Section
253(c) of the DGCL.

      SECTION 3.02. FURTHER ASSURANCES. If at any time the Subsidiary shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving
Corporation the title to any property or right of the Corporation, or otherwise to carry out the provisions hereof, the proper representatives of the
Corporation as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving
Corporation, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                                   CONDITIONS

      SECTION 4.01. DISSENT CONDITION. The obligations of the Corporation to effect the Merger shall be subject to the holders of not more than 2% of any of the (i) Parent Shares entitled to vote on the Merger, (ii) Corporation Series A
Convertible Preferred Stock, voting as a separate class or (iii) Corporation
Series B Convertible Preferred Stock voting as a separate class, exercising appraisal rights in accordance with Nevada Law.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01. AUTHORIZED PERSONS. Harvey W. Schiller, the Chairman,
President and Chief Executive Officer of the Corporation, Jeffrey O. Nyweide,
the Secretary and Treasurer shall be authorized, at such time in their joint

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discretion as they deem appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Corporation, any and all documents and instruments including, without limitation, the Articles of Merger and the
Certificate of Ownership and Merger, and shall do and perform any and all acts required by applicable law which the Surviving Corporation deems necessary or advisable, in order to effectuate the Merger.

      SECTION 5.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties and agreements contained in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

      SECTION 5.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the
Corporation and the Subsidiary.

      (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 5.04. INTEGRATION. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the
Subsidiary and the Corporation, or their representatives, are merged into this
Agreement, and this Agreement shall constitute the entire understanding between the Subsidiary and the Corporation with respect to the subject matter hereof.

      SECTION 5.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

      SECTION 5.06. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without reference to principles of conflicts of law.

      SECTION 5.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 5th day of December 2006.

                                   GLOBALOPTIONS GROUP, INC.
                                   a Nevada corporation

                                   By: /s/ Harvey W. Schiller
                                       -----------------------------------------
                                   Name: Harvey W. Schiller
                                   Title: Chairman and Chief Executive Officer

                                   GLOBALOPTIONS GROUP, INC.
                                   a Delaware corporation

                                   By: /s/ Harvey W. Schiller
                                       -----------------------------------------
                                   Name: Harvey W. Schiller
                                   Title: Chairman, President and Chief Executive
                                   Officer

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